SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 17, 2003
                                                        -----------------

                           NATURAL HEALTH TRENDS CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Florida                        0-25238                        59-2705336
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(State or other                 (Commission                     (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
Formation)


                       12901 Hutton Drive Dallas, TX 75234
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (972) 241-4080
                                                           --------------


          -------------------------------------------------------------
          (Former name or former address, if changes since last report)

Item 4.  Changes In Registrant's Certifying Accountant
         ---------------------------------------------

         Sherb & Co., LLP
         ----------------

         On December 17, 2003, the Audit Committee and the Board of Directors of Natural Health Trends Corp. (the "Company") approved the dismissal of Sherb & Co., LLP ("Sherb") as the Company's independent auditors of the Company's financial statements for the year ended December 31, 2003. It should be noted, however, that the Company is in the process of restating its financial statements for each of the quarterly and annual periods during the fiscal years ended December 31, 2001 and 2002 as well as the first two quarterly periods of 2003 (collectively, the "Restatements") and that Sherb will continue to assist the Company with respect to the Restatements.

         The reports of Sherb on the Company's financial statements within the two most recent fiscal years or any subsequent interim period contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles; with the exception that Sherb's independent auditor's report for the year ended December 31, 2001 raised substantial doubt about the Company's ability to continue as a going concern due to historic losses and the need for additional funding.

         During the two most recent fiscal years and any subsequent interim period preceding Sherb's dismissal, there were no disagreement(s) with Sherb on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Sherb, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

         No "reportable events" (as defined in Item 304 (a) (1) (v) of Regulation S-K) were reported during the Company's two most recent fiscal years and any subsequent interim period preceding the accounting firm of Sherb's dismissal.

         The Company has requested that Sherb furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Sherb agrees with the above statements. A copy of such letter is attached hereto as Exhibit 16.1.

         BDO Seidman, LLP
         ----------------

         The Company's Audit Committee and Board of Directors approved the engagement of BDO Seidman, LLP ("BDO") as its new independent auditors as of December 17, 2003. Except as set forth below, the Company did not consult with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered by BDO on the Company's financial statements, or (iii) any other matter that was the subject of a disagreement between the Company and its auditor (as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions) or a reportable event (as described in Item 304(a) (1)(v) of Regulation S-K).

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

         On November 6, 2003, the Company, through it's Audit Committee, engaged BDO to (i) read the Company's tax returns and related work papers for the years ending December 31, 1997, 1998, 1999 and 2000 each of which were prepared by Sherb, (ii) prepare the 2001 and 2002 tax returns, and (iii) consult with management on the income tax provision recorded for the third quarter ended September 30, 2003. In addition, on November 12, 2003, the Company's Audit Committee, engaged BDO to perform certain procedures with respect to (i) the Company's revenue recognition policy related to annual fees charged to distributors , (ii) the recognition of the gain resulting from the sale of Kaire Nutraceuticals, Inc. ("Kaire"), a wholly-owned subsidiary in 2001, and
(iii) the Company's policy for estimating and recording the allowance for sales returns.

         BDO has consulted with the Company on each of the above referenced matters. As a result, the Company has:

         (a) changed its revenue recognition treatment of annual fees charged to distributors from full recognition of the enrollment fees as net sales during the month in which the fee was collected from a distributor to deferring and recognizing the revenue on a straight-line basis over the twelve-month term of the distributorship;

         (b) concluded that the gain on sale of Kaire should have been recognized only in 2001 and 2002; and

         (c) determined that the Company's reserves for returns and refunds for prior periods were not adequate and should be increased.

         (See the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003 for a more detailed discussion of the Restatement.)

         Sherb was consulted regarding its views with respect to each of these matters and has concurred with the Company's accounting treatment. It should be noted, however, that BDO advised the Company that in its view the gain from the Kaire transaction should be recognized only during 2001.

         The Company has requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not BDO agrees with the above statements. A copy of such letter is attached hereto as Exhibit 16.2.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

16.1 Letter dated December 18, 2003, from the accounting firm of Sherb, independent accountants to the Company, concerning the disclosure made in this Report on Form 8-K.

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

16.2 Letter dated December 17, 2003, from the accounting firm of BDO, concerning the disclosure made in this Report on Form 8-K.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                       NATURAL HEALTH TRENDS CORP.



                                       By: /s/ MARK D. WOODBURN
                                           -------------------------------------
                                       Name:  Mark D. Woodburn
                                       Title: President and Chief Financial
                                              Officer

Dated: December 18, 2003


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